Exhibit 4.1

SERIES C-1 PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING, OVER THE WEB-BASED PLATFORM MAINTAINED BY NOVATION SOLUTIONS INC. O/A DEALMAKER (THE “PLATFORM”) OR THROUGH DEALMAKER SECURITIES LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 5(g). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILIBLE ON THE PLATFORM OR PROVIDED BY THE COMPANY AND/OR BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS SHOULD CAREFULLY REVIEW THE OFFERING CIRCULAR, THE SUBSCRIPTION AGREEMENT, AND ANY OTHER MATERIALS AVAILABLE ON THE PLATFORM OR PROVIDED BY THE COMPANY AND/OR BROKER. EACH PROSPECTIVE INVESTOR SHOULD CONSULT INVESTOR'S OWN COUNSEL, ACCOUNTANTS, AND OTHER PROFESSIONAL ADVISORS TO EVALUATE THE MERITS AND RISKS OF THE INVESTMENT AND TO MAKE AN INFORMED DECISION. IN MAKING THIS INVESTMENT DECISION, EACH PROSPECTIVE INVESTOR SHOULD SOLELY RELY UPON THE INFORMATION CONTAINED IN SAID DOCUMENTS AND UPON ANY INVESTIGATION MADE BY THE INVESTOR OR INVESTOR'S ADVISORS.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

To:	Gin & Luck Inc. 3756 W. Avenue 40, Suite K #278 Los Angeles, CA 90065

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (“Investor”) hereby subscribes for and agrees to purchase shares of Series C-1 Preferred Stock, par value $0.0001 per share (the “Shares”), of Gin & Luck Inc., a Delaware corporation (the “Company”), at a purchase price of $1.81044 per share of Series C-1 Preferred Stock (the “Per Security Price”), rounded down to the nearest whole share based on Investor’s subscription amount, upon the terms and conditions set forth herein (the “Subscription”). The minimum subscription is $1,001.18. The purchase price of each Share is payable in the manner provided in Section 3(b) below. The Shares being subscribed for under this Subscription Agreement and the Common Stock issuable upon the conversion of such Shares are sometimes referred to herein as the “Securities.” The rights and preferences of the Shares are as set forth in the Second Amended and Restated Certificate of Incorporation of the Company, available in the Exhibits to the Offering Statement of the Company (the “Offering Statement”) filed with the Securities and Exchange Commission (the “SEC”).

(b) Investor understands that the Shares are being offered (the “Offering”) pursuant to the Offering Circular dated [                   ], and its exhibits (the “Offering Circular”), as filed with the SEC. By subscribing to the Offering, Investor acknowledges that Investor has received a copy of the Offering Statement and any other information required by Investor to make an investment decision with respect to the Shares.

(c) This Subscription may be accepted or rejected in whole or in part by the Company at its sole discretion, subject to the conditions set forth herein. Investor may not cancel, terminate or revoke this Subscription Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon Investor, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

(d) Once Investor makes a funding commitment to purchase Shares, it is irrevocable until the Shares are issued, the Subscription is rejected by the Company, or the Company otherwise determines not to consummate the transaction. Providing that all requirements for a closing are met, the Company may elect at any time to close all or any portion of this Offering on various dates (each a “Closing”).

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(e) The terms of this Subscription Agreement shall be binding upon Investor and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, (i) the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of Investor herein and the terms of each of the Transaction Agreements (as defined below), and (ii) the Company consents to the transfer in its sole discretion.

2. Joinder to Investors’ Rights Agreement and Voting Agreement. By subscribing to the Offering and executing this Subscription Agreement, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) hereby joins as a party that is designated as an “Investor” under each of the Second Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”) and the Second Amended and Restated Voting Agreement (the “Voting Agreement”, and together with Investors’ Rights Agreement and the Subscription Agreement, the “Transaction Agreements”), each dated as of April 16, 2024, in substantially the forms attached hereto as Exhibit A and Exhibit B, respectively. Any notice required or permitted to be given to Investor under Investors’ Rights Agreement or the Voting Agreement shall be given to Investor at the address provided with Investor’s subscription. Investor confirms that Investor has reviewed each of Investors’ Rights Agreement and the Voting Agreement and will be bound by the terms thereof as a party who is designated as an “Investor” under each of Investors’ Rights Agreement and Voting Agreement.

3. Purchase Procedure.

(a) Investor understands that the purchase price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to the Company the purchase price as agreed to by the Company.

(b) Payment for the Shares by each Investor shall be received by the Company from each Investor by ACH electronic transfer, debit card, wire transfer of immediately available funds, or other means approved by the Company, prior to a Closing in the amount of Investor’s Subscription.

(c) Subject to the terms and conditions of this Subscription Agreement, each Investor shall purchase at the applicable Closing and the Company agrees to sell and issue to each Investor at such Closing that number of Shares, rounded down to the nearest whole share, equal to the amount as set forth on the signature page hereto, divided by the Per Security Price.

(d) The Company has the right to reject this Subscription in whole or in part for any reason. If the Company returns Investor’s purchase price to Investor, the Company will not pay any interest to Investor. In the event that this Subscription is rejected in full or the Offering is terminated, payment made by Investor to the Company for the Shares will be refunded to Investor without interest and without deduction, and all of the obligations of Investor hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to Investor any payment made by Investor to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Investor hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

(e) Upon a successful Closing, Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by Investor reflected on the books and records of the Company and verified by the Company’s transfer agent (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by Investor, the Transfer Agent may record the Shares beneficially owned by Investor on the books and records of the Company in the name of any other entity as designated by Investor and in accordance with the Transfer Agent’s requirements.

4. Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing. For purposes of this Subscription Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

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(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The acceptance by the Company of each of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of each of the Transaction Agreements, each of the Transaction Agreements shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No Filings. Assuming the accuracy of Investor’s representations and warranties set forth in Section 5 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The outstanding shares of Common Stock, Preferred Stock, options, warrants and other securities of the Company immediately prior to the initial Closing is as set forth under the section captioned “Securities Being Offered” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial Statements. Complete copies of the Company’s financial statements, consisting of the statement of financial position of the Company as of its fiscal year end on December 31, 2023 and December 31, 2022, and the related consolidated statements of income and cash flows for the respective periods then ended (collectively, the “Financial Statements”), have been made available to Investor and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the respective periods indicated. Set Apart Accountancy Corp., which has audited the Financial Statements for the two years ending on December 31, 2023, and December 31, 2022, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the shares of Series C-1 Preferred sold in the Offering as set forth in “Use of Proceeds” in the Offering Circular.

(h) Litigation. Except as disclosed in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

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5. Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver each of the Transaction Agreements, and to carry out the provisions of each such agreement. All actions on Investor’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, each of the Transaction Agreements will be a valid and binding obligation of Investor, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Information. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto; or Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto.

(d) Investor Determination of Suitability. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character, and at this time Investor could bear a complete loss of Investor’s investment in the Company.

(e) No Registration. Investor understands that the Shares are not being registered under the Securities Act, on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the shares of Series C-1 Preferred in the Offering. Investor further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(f) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Exchange Act) with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares.

(g) Accredited Investor Status or Investment Limits. Investor represents that either:

(i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii) The purchase price, together with any other amounts previously used to purchase Shares in this Offering, does not exceed 10% of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor's most recently completed fiscal year end).

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Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(h) Stockholder Information. Within five (5) days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. Investor further agrees that in the event it transfers any Securities, it will require the Transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(i) Valuation. Investor acknowledges that the price of the shares of Series C-1 Preferred to be sold in this Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(j) Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(k) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(l) Liquor License. Investor hereby acknowledges that the Company, or an affiliate or subsidiary thereof, shall apply, or has already applied, for liquor licenses with state licensing authorities as appropriate, in connection with the Company’s business, and further acknowledges that the good standing of said liquor license is essential to the success and viability of the Company’s business. Investor understands that the accuracy of the following representations by Investor is essential to the Company’s application for, or maintenance and/or renewal of, its liquor license(s). Investor hereby warrants and represents to the Company that the following representations are true, and further agrees, upon the Company’s reasonable request, to represent the same to, and/or comply with the same before such appropriate licensing institution:

(i) Investor is at least twenty-one (21) years of age;

(ii) Investor is not an active-duty police officer;

(iii) Investor is not a person whose license to sell alcoholic beverages has been, has been threatened to be, or is in the process of being, revoked by any governmental authority;

(iv) Investor is not a convicted felon in any jurisdiction;

(v) Investor is either a citizen of the United States of America, a permanent resident alien, or a citizen of a country with a treaty allowing persons to obtain a visa to enter the United States of America to engage in trade;

(vi) Investor has no interest, whether as a proprietor, partner, executive, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any of the following: (i) a wholesale alcoholic beverage company, or (ii) an alcohol distributor, producer, importer, or manufacturer;

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(vii) Investor hereby acknowledges and agrees that its name may appear in a public database as co-licensee in connection with the Company’s liquor license(s);

(viii) Investor acknowledges and agrees that it may be asked to provide certain information or documentation to the Company and/or the appropriate licensing authority in connection with the application for, and the maintenance and/or renewal of, the Company’s liquor license, and shall promptly provide such information and/or documentation for such purpose, including without limitation: (a) a completed personal questionnaire; (b) certain financial documentation including but not limited to bank statements; (c) a two (2) inch by two (2) inch color passport photo of Investor; (d) a copy of Investor’s passport, visa, and/or other proof of citizenship; and (e) Investor may be asked to submit to a fingerprinting and/or background check.

6. Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

7. “Market Stand-Off” Agreement. Each Investor hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock then owned by such Investor (other than to donees or partners of Investor who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided, however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 7 shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred fifteen (215) days after the effective date of the registration statement. The underwriters in connection with any such registration are third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as if they were a party hereto.

For purposes of this Section 7, the term “Company” shall include any wholly owned subsidiary of the Company into which the Company merges or consolidates. To enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 7 and to impose stop transfer instructions with respect to the stock held by Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Investor further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

8. Applicable Law; Jurisdiction & Venue. All questions concerning the construction, validity and interpretation of this Subscription Agreement and the performance of the obligations imposed by this Subscription Agreement shall be governed by the internal laws of the State of Delaware without the application of conflicts of law principals. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the above-named courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. However, nothing in this paragraph shall be construed to be applicable to any action arising under the federal securities laws.

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9. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

Gin & Luck Inc.

3756 W. Avenue 40, Suite K #278

Los Angeles, CA 90065

If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

10. Miscellaneous.

(a) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) Assignment. This Subscription Agreement is not transferable or assignable by Investor, except as provided herein.

(c) Binding Effect. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

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(d) Waiver, Amendment. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f) Entire Agreement. This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(g) No Third-Party Beneficiaries. Except as set forth in Section 7, the terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h) Headings. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i) Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j) Failure to Exercise. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11. Subscription Procedure. Each Investor, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Investor’s investment through the Platform and confirms such Investor’s electronic signature to this Subscription Agreement. Investor agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and Online Acceptance establishes such Investor’s acceptance of the terms and conditions of this Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

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GIN & LUCK INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase shares of Series C-1 Preferred Stock issued by Gin & Luck Inc., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of this Subscription Agreement.

(a)	The aggregate purchase price for the Securities the undersigned hereby irrevocably subscribes for is:	$
(print aggregate purchase price)

(b)	The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:

___________________________________________

(print name of owner or joint owners)

If the Securities are to be purchased in joint names, both Investors must sign:

________________________________________	________________________________________
Signature	Signature

________________________________________	________________________________________
Name (Please Print)	Name (Please Print)

________________________________________	________________________________________
E-mail Address	E-mail Address

________________________________________	________________________________________
Address	Address

________________________________________	_________________________________________
Address	Address

_________________________________________	_________________________________________
Telephone Number	Telephone Number

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_________________________________________	_________________________________________
Social Security Number/EIN	Social Security Number/EIN

_________________________________________	_________________________________________
Date	Date

This Subscription is accepted	COMPANY:
on ____________________
GIN & LUCK INC., a Delaware corporation

By: __________________________
Name: David Kaplan Title: Chief Executive Officer

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Exhibit A

Second Amended & Restated Investor’s Rights Agreement

12

Exhibit B

Second Amended & Restated Voting Agreement

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